UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2004

MEDIA SCIENCES INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-21853	87-0475073
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Boroline Road, Allendale, New Jersey    07401
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code:  (201) 236-9311

Not applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange Act (17 CFR 240.14d-2(d)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.313e-4(c)).

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2004, the Company entered into a lease agreement, effective October 1, 2004, for office facilities located at 8 Allerman Road, Oakland, New Jersey. The premises are an entire building, containing approximately 41,735 square feet. The Company anticipates that it will commence using the premises in January 2005 as its corporate headquarters, and for warehouse and manufacturing purposes. The Company entered into the lease to obtain larger facilities to accommodate its present growth, and believes that the new premises will be suitable and adequate for such uses for the foreseeable future. The lease is for a term of five years, at an annual rate of $296,318.50. The lease provides for an option to purchase, exercisable for a term of three years, the property for $3.2 million. The lease is renewable for an additional five-year term at an annual rate of $302,578.75 to $327,619.75.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number 10	Description of Exhibit Lease Agreement

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIA SCIENCES INTERNATIONAL, INC.

Date: October 4, 2004	By: /s/ Michael W. Levin Michael W. Levin, President